Exhibit 10.35

AMENDMENT TO EMPLOYMENT AGREEMENT

OF WILLIAM J. MCMORROW

1.  Term:   Extended from 8/15/97 to 12/31/97.

2.  Salary:  $300,000 per annum

3.   Salary Advance payable against bonus earned; $100,000 per annum.

4.    Bonus payable as follows:

BONUS

PROFIT (MM)	BONUS
0 to 1	0
1 to 3	10% (Max. $100 K)
3 to 3.75	20%

CAP — $7.5MM Profit

5.                                         Bonus paid at S months based on 1st and 2nd Quarter profits. At year end, additional bonus paid on year end profits or excess bonus payout to be refunded by check and/or offset excess bonus payout by 1997 Salary.

APPROVED:

/s/ William E. Elliot	2/29/96
/s/ Donald B. Prell	3/2/96
/s/ Kent Y. Mouton	3/5/96